COMMON STOCK PURCHASE

AGREEMENT

Dated as of July 10th, 2007

by and between

KEEWATIN WINDPOWER CORP.

and

THE PURCHASERS LISTED ON EXHIBIT A

TABLE OF CONTENTS
(continued)

COMMON STOCK PURCHASE AGREEMENT

          This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 10th, 2007 by and between Keewatin Windpower Corp.., a Nevada corporation (the "Company"), and the purchasers listed on Exhibit A hereto (each a "Purchaser" and collectively, the "Purchasers"), for the purchase and sale of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

          The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON STOCK

          Section 1.1      Purchase and Sale of Common Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, One Million (1,000,000) shares of Common Stock (the “Shares”) at a price per share of $1.20 (the “Per Share Purchase Price”) for an aggregate purchase price of One Million Two Hundred Thousand Dollars ($1,200,000) (the “Purchase Price”). Each Purchaser shall pay the portion of the Purchase Price set forth opposite its name on Exhibit A hereto. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

          Section 1.2      Purchase Price and Closings. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares set forth opposite their respective names on Exhibit A. The Shares shall be sold and funded in a closing (the “Closing”), pursuant to terms of this Agreement and provided that such Purchaser executes a signature page hereto, and thereby agrees to be bound by and subject to the terms and conditions hereof and thereof. The Closing under this Agreement, shall take place on or about July 10, 2007 (the “Closing Date). The Closing under this Agreement shall take place by the Purchaser delivering to the Company, by wire transfer, all of the Purchase Price whereupon the Company shall forthwith deliver to the Purchaser the closing documents contemplated hereby, including, without limitation, a certificate representing the Shares purchased.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

          Section 2.1      Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows, as of the date hereof and the Closing Date, except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein:

          (a)      Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries or own securities of any kind in any other entity. The Company is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any effect on the business, results of operations, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement in any material respect.

          (b)      Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement by and among the Company and the Purchasers and to issue and sell the Shares in accordance with the terms hereof and to complete the transactions contemplated herein. The execution, delivery and performance of the Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, this Agreement shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

          (c)      Capitalization. The authorized capital stock of the Company as of the date hereof is One Hundred Million (100,000,0000) shares of common stock with a par value of $0.001 per share. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as disclosed on Schedule 2.1(c), (i) there are no outstanding debt securities, or other form of material debt of the Company , (ii) there are no contracts, commitments, understandings, agreements or arrangements under which the Company is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company is or may become bound to redeem a security of the Company or any other entity, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares, (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement and (vi) as of the date of this Agreement, except as set forth in filings made with the Commission, to the Company’s knowledge, no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Any Person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby has waived such rights or the time for the exercise of such rights has passed, except where failure of the Company to receive such waiver would not have a Material Adverse Effect. Except as set forth on Schedule 2.1(c), there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company Plan) the vesting of which will be accelerated by the transactions contemplated hereby.

          (d)      Issuance of Shares. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind, other than resale restrictions imposed under application securities laws, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

          (e)      No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company's Articles of Incorporation (the “Articles”) or Bylaws (the “Bylaws”), each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws and rules.

          (f)      Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof (all of the foregoing and all exhibits included therein and financial statements and schedules thereto, including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Quarterly Reports on Form 10-QSB for the quarters ended February 28, 2007, November 30, 2006 and August 31, 2006 (collectively, the “Form 10-QSB”) and the Annual Report on Form 10-KSB for the year ended May 31, 2006 (the “Form 10-KSB”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-QSB and Form 10-KSB at the time of their respective filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents are complete and correct in all material respects and comply with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g)      No Material Adverse Change. Since February 28, 2007, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in the Commission Documents or on Schedule 2.1(g) hereto.

          (h)      No Undisclosed Liabilities. Except as disclosed in the Commission Documents or on Schedule 2.1(h) hereto, since February 28, 2007, the Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's business or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Since February 28, 2007, except as disclosed in Commission Documents, the Company has not participated in any transaction material to the condition of the Company which is outside of the ordinary course of its business.

          (i)      No Undisclosed Events or Circumstances. Since February 28, 2007, except as disclosed in the Commission Documents or on Schedule 2.1(i) hereto, no event or circumstance has occurred or exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (j)      Indebtedness. The Commission Documents or Schedule 2.1(j) hereto sets forth as of February 28, 2007 all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of liabilities for borrowed money of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

          (k)      Title to Assets. The Company has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or on Schedule 2.1(k) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. All such leases of the Company are valid and subsisting and in full force and effect.

          (l)      Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or on Schedule 2.1(l) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, or any of its properties or assets, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (m)      Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(m) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (n)      Taxes. Except as set forth in the Commission Documents or on Schedule 2.1(n) hereto, the Company has accurately prepared in all material respects and filed all federal, state and other tax returns required by law to be filed by it, has paid all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(n) hereto, none of the federal income tax returns of the Company has been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

          (o)      Certain Fees. Except as set forth on Schedule 2.1(o) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with this Agreement.

          (p)      Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (q)      Operation of Business. The Company owns or possesses the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without, to its knowledge, any conflict or infringement with the rights of others.

          (r)      Environmental Compliance. Except as disclosed in the Commission Documents or on Schedule 2.1(r) hereto, the Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental

Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(r) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business as it is currently being conducted, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or would be reasonably likely to violate any Environmental Law after the Closing or that would be reasonably likely to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

          (s)      Books and Records; Internal Accounting Controls. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Except as set forth on Schedule 2.1(s) hereto, there are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information, and there is no fraud, whether or not material, that involves management or, to the knowledge of the Company, other employees who have a significant role in the Company’s internal controls and the Company has provided to the Purchaser copies of any written materials relating to the foregoing.

          (t)      Material Agreements. Except for this Agreement (with respect to clause (i) of this Section 2.1(t) only) or as set forth in the Commission Documents or on Schedule 2.1(t) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company has performed all obligations required to be performed by it to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) the Company has not received any notice of default under any Material Agreement and, (iii) to the best of the Company's knowledge, the Company is not in default under any Material Agreement.

          (u)      Transactions with Affiliates. Except as set forth in the Commission Documents, customary employment agreements or on Schedule 2.1(u) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any of its customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any person owning any capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

          (v)      Securities Act of 1933. Subject to the accuracy and completeness of the representations and warranties of the Purchasers contained in Section 2.2 hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

          (w)      Governmental Approvals. Except as set forth on Schedule 2.1(w) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

          (x)      Employees. The Company is not a party to any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(x) hereto or disclosed in the Commission Documents. Except as set forth on Schedule 2.1(x) hereto or disclosed in the Commission Documents, the Company does not have any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company required to be disclosed in the Commission Documents that is not so disclosed. Since December 31, 2006, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

          (y)      Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) the Company is not engaged in any unfair labor practice, (ii) there is no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against it, and (iii) the Company is not a party to any collective bargaining agreement or contract.

          (z)      Absence of Certain Developments. Except as disclosed in the Commission Documents or on Schedule 2.1(z) hereto, since February 28, 2007, the Company has not:

               (i)        issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

               (ii)       borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company;

               (iii)      discharged or satisfied any lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

               (iv)      declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

               (v)       sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

               (vi)      sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

               (vii)     suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

               (viii)      made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

               (ix)        made capital expenditures or commitments therefor that aggregate in excess of $250,000;

               (x)         entered into any material transaction, whether or not in the ordinary course of business;

               (xi)        made charitable contributions or pledges in excess of $10,000;

               (xii)       suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

               (xiii)      experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

               (xiv)     entered into an agreement, written or otherwise, to take any of the foregoing actions.

          (aa)      Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

          (bb)      ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company which is or would be materially adverse to the Company. The execution and delivery of this Agreement and the issuance and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company , is under common control, as described in Section 414(b) or (c) of the Code.

          (cc)      Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement and the Company shall not be excused from performance of its obligations to any Purchaser hereunder as a result of nonperformance or breach by any other Purchaser. The Company acknowledges that it has been advised that the decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, this Agreement has been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges it has elected to provide all Purchasers with the same terms for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges such procedure with respect to this Agreement in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the transactions contemplated hereby.

          (dd)      Anti-takeover Device. The Company does not have any outstanding shareholder rights plan or “poison pill” or any similar arrangement. There are no provisions of any anti-takeover or business combination statute applicable to the Company, the Articles of Incorporation and the Bylaws which would preclude the issuance and sale of the Shares and the consummation of the other transactions contemplated by this Agreement.

          (ee)      No Integrated Offering. In reliance on the accuracy of the representation made by Purchaser in Section 2.2(i) and the Black Box, Inc., SEC No-Action Letter (June 26, 1990), neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates take any action or steps that would cause the offering of the Shares to be integrated with other offerings if such other offering, if integrated, would cause the offer and sale of the Shares not to be exempt from registration pursuant to Regulation D and Rule 506 thereof under the Securities Act. Except as set forth on Schedule 2.1(ee) hereto, the Company does not have any registration statement pending before the Commission or currently under the Commission’s review and since October 1, 2006, the

Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

          (ff)      Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof and intends to use its reasonable efforts comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions or the date by which compliance therewith by the Company is required.

          Section 2.2      Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date, except as set forth on the Schedule of Exceptions attached hereto with each numbered schedule corresponding to the section number herein:

          (a)      Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b)      Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform its obligations pursuant to this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners or members, as the case may be, is required. When executed and delivered by the Purchasers, this Agreement shall constitute a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c)      No Conflict. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of such Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect such Purchaser’s ability to perform its obligations hereunder.

          (d)      Acquisition for Investment. Such Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell any of the Shares nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Shares and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

          (e)      Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

          (f)      General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

          (g)      No General Solicitation. Such Purchaser acknowledges that the Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications, or (iii) through electronic mail over the Internet. Such Purchaser, in making the decision to purchase the Shares, has relied upon independent investigation made by it and the representations, warranties, agreements, acknowledgments and understandings set forth in this Agreement and has not relied on any information or representations made by third parties.

          (h)      Accredited Investor. Such Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Such Purchaser acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

          (i)      Qualified Institutional Buyer. Such Purchaser is a “qualified institutional buyer” (as such term is defined in Rule 144A(a)(1) of the Securities Act).

          (j)      Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with this Agreement.

          (k)      Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

          (l)      Trading Activities. Each Purchaser’s trading activities with respect to the Shares has been and shall be in compliance with all applicable federal and state securities laws. No Purchaser nor any of its affiliates has an open short position in the Common Stock, each Purchaser agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales with respect to the Common Stock.

ARTICLE III

COVENANTS

          The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

               Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by this Agreement and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchasers, or their respective subsequent holders.

               Section 3.2 Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 15(d) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its

Common Stock on the OTC Bulletin Board or any successor market. Subject to the terms of the this Agreement, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

          Section 3.3      Piggy-Back Registration Rights. If the Company files a registration statement at any time subsequent to the date that the Shares are issued, the Company shall also be obligated to register the Shares for resale pursuant to such registration statement. However, this provision shall not be construed as obligating the Company to file a registration statement during this period.

          Section 3.4      Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

          Section 3.5      Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company.

          Section 3.6      Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall, promptly after filing with the Commission, furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own Shares:

          (a)      Quarterly Reports on Form 10-QSB filed with the Commission;

          (b)      Annual Reports on Form 10-KSB filed with the Commission; and

          (c)      Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided generally to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

          Section 3.7      Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company to perform its obligations under any Transaction Document.

          Section 3.8      Use of Proceeds. The net proceeds from the sale of the Shares will be used by the Company for working capital and general corporate purposes and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

          Section 3.9      Reporting Status. So long as a Purchaser beneficially owns any of the Shares, the Company shall be obliged to timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

          Section 3.10      Liquidated Damages. The Company agrees and acknowledges that the Purchasers will suffer damages if there is no trading market for the Shares or if the Purchasers are unable to rely on the resale provisions provided by Rule 144 of the Securities Act of 1933. The Company and the Purchasers further agree that if (A) the Company is delinquent in its financial statement filings on Form 10-KSB and Form 10-QSB for a period of greater than ten (10) trading days; or (B) trading in the Shares is suspended or if the Shares are no longer quoted on or are delisted from the principal exchange on which the Shares are then traded for any reason for more than three (3) trading days in the aggregate (any such failure or breach extending past the application grace period being referred to as an "Event" and the date of such occurrence being an “Event Date”), the Company shall pay an amount as liquidated damages to each Purchaser, payable in cash or shares of common stock in its capital, at the Company’s sole option, equal to two percent (2.0%) of the amount of the Purchaser’s initial investment in the Shares for each calendar month or portion thereof thereafter from the Event Date until the applicable Event is cured; provided, however, that in no event shall the amount of liquidated damages payable at any time and from time to time to any Holder pursuant to this provision exceed an aggregate of fifteen percent (15%) of the amount of the Purchaser’s initial investment in the Shares; if the Company elects to pay liquidated damages in shares of its common stock, the number of such shares of common stock to be issued to the Holders pursuant to this provision shall be an amount equal to the quotient of (i) the liquidated damage amount, divided by (ii) the average of the VWAP for the twenty (20) trading days immediately preceding such Event Date. Liquidated damages payable by the Company pursuant to this provision shall be payable on the first (1st) Business Day of each thirty (30) day period following the Event Date. No liquidated damages will be due under this paragraph following the period of two (2) years from the date that the Shares are issued pursuant to this Agreement.

          Section 3.11      Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing Date but in no event later than one day after the Closing Date. The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement and the Press Release) as soon as practicable following the Closing Date, but in no event more than four (4) calendar days following such Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers.

          Section 3.12      Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

          Section 3.13      Form D. The Company agrees to file a Form D with respect to the Shares as required by Rule 506 under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

          Section 3.14      No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Shares being offered or sold hereunder) under circumstances that would require registration of the Shares being offered or sold hereunder under the Securities Act.

          Section 3.15      Pledge of Shares. The Company agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

          Section 3.16      Confidentiality. Each party agrees that it will not disclose and it will cause its officers, directors, employees, representatives, agents, and advisers not to disclose, any Confidential Information (as hereinafter defined) with respect to the other party furnished, at any time or in any manner, provided that (i) any disclosure of such information may be made to which the Company and Purchaser consent in writing; and (ii) such information may be disclosed if so required by law or regulatory authority. “Confidential Information” means information or knowledge obtained in any due diligence or other investigation relating to the negotiation and execution of this Agreement, information relating to the terms of the transactions contemplated hereby and any information identified as confidential in writing from one party to the other; provided, however, that Confidential Information shall not include information or knowledge that (a) becomes generally available to the public absent any breach of this Section 3.15, (b) was available on a non-confidential basis to a party prior to its disclosure pursuant to this Agreement, or (c) becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential.

          Section 3.17      Updated Schedule of Exceptions. At least three (3) business days prior to any Subsequent Closing Date, the Company will deliver to the Purchasers an updated Schedule of Exceptions reflecting any and all events that arose subsequent to the date of this Agreement which would render untrue any representations or warranties of the Company if made as of a Subsequent Closing Date. Within two (2) business days of the delivery of the update of the Schedule of Exceptions, each Purchaser may provide the Company with notification that the closing conditions for a Subsequent Closing have not been met in accordance with the applicable provisions of Section 4.2 hereof. If a Subsequent Closing occurs, then the Schedule of

Exceptions, as of, and with respect to, such Subsequent Closing only, shall be deemed amended to reflect the information contained in such update. Nothing in this Section 3.16 nor the fact that the Purchasers complete a Subsequent Closing shall waive any rights of the Purchasers based on a breach of representations and warranties of the Company as of the Initial Closing.

ARTICLE IV

CONDITIONS

          Section 4.1      Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares. The obligation hereunder of the Company to close and issue and sell the Shares to the Purchasers at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a)      Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b)      Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

          (c)      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d)      Delivery of Purchase Price. The Purchasers shall have delivered to the Company the Purchase Price for the Shares to be purchased by each Purchaser.

          (e)      Delivery of Agreement. This Agreement shall have been duly executed and delivered by the Purchasers.

          (f)      Purchase Price. The Purchase Price shall be One Million Two Hundred Thousand Dollars ($1,200,000).

          Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares. The obligation hereunder of each Purchaser to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

          (a)      Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date.

          (b)      Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

          (c)      No Suspension Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

          (d)      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e)      No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (f)      Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, substantially in the form of Exhibit B hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

          (g)      Shares. At the Closing, the Company shall have delivered to the Purchasers certificates representing the Shares (in such denominations as each Purchaser may request) duly executed by the Company, in each case, being acquired by the Purchasers at such Closing.

          (h)      Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Articles, (iii) the Bylaws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement and any other documents required to be executed or delivered in connection therewith.

          (i)      Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of such Closing Date, confirming the accuracy of the Company's representations, warranties and its compliance with covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(e) of this Section 4.2 as of such Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer).

          (j)      Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

ARTICLE V

CERTIFICATE LEGEND

          Section 5.1      Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR KEEWATIN WINDPOWER CORP. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                    The Company agrees to reissue certificates representing any of the Shares without the legend set forth above if at such time, prior to making any transfer of any such Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Shares to a Purchaser by crediting the account of such Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

INDEMNIFICATION

          Section 6.1      Company Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers and their directors, officers, affiliates, agents, successors and assigns as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein, unless any such losses are as a result of the Purchaser’s gross negligence, bad faith or wilful misconduct.

          Section 6.2      Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent which shall not be unreasonably withheld. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

MISCELLANEOUS

          Section 7.1      Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual, reasonable attorneys' fees and expenses (including disbursements and out-of-pocket expenses), to a maximum of $20,000, for one counsel to the Purchasers incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated thereunder, (ii) the review of any Registration Statement that the Company files in order to register the Shares for resale and (iii) any amendments, modifications or waivers of this Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement, including, without limitation, all reasonable attorneys' fees and expenses.

          Section 7.2      Specific Performance; Consent to Jurisdiction; Venue.

          (a)      The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b)      The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement or the Registration Rights Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

          Section 7.3      Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. Following the Closing, no provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of all Shares then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

          Section 7.4      Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Keewatin Windpower Corp.
666 Burrard Street, Suite 617
Vancouver, British Columbia, Canada

Attention: Chris Craddock, President
Tel. No.: 604 601 2070

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this
Agreement, with copies to Purchaser’s counsel as set forth on
Exhibit A or as specified in writing by such Purchaser with copies to:

Antti Uusiheimala
Vision Capital Advisors, LLC
20 W 55th street, 5th floor
New York, NY 10019

     Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto.

          Section 7.5      Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 7.6      Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 7.7      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 5.1 hereof, the Purchasers may assign the Shares and its rights under this Agreement and any other rights hereto and thereto without the consent of the Company.

          Section 7.8      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 7.9      Currency. All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

          Section 7.10      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

          Section 7.11      Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the third anniversary of the Closing Date.

          Section 7.12      Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

          Section 7.13      Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

          Section 7.14      Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

          Section 7.15      Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Registration Rights Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

KEEWATIN WINDPOWER CORP.

By: _____________________________________
Name: Chris Craddock
Title: President

PURCHASER:

By: _____________________________________
Name: Adam Benowitz
Title: Portfolio Manager

EXHIBIT A
LIST OF PURCHASERS

Names and Addresses	Number of Shares	Dollar Amount of
of Purchasers	Purchased	Investment

Vision Opportunity Master Fund, Ltd	1,000,000 common shares	$1,200,000
20 W 55th street, 5th floor	1,000,000 warrants
New York, NY 10019

1

EXHIBIT B
FORM OF OPINION

          1.      The Company is a corporation existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing in every state in which the failure to so qualify would have a Material Adverse Effect.

          2.      The Company has the requisite corporate power and authority to enter into and perform its obligations under the Common Stock Purchase Agreement (the “Agreement”) and to issue the Shares. The execution, delivery and performance of the Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. The Agreemetn has been duly executed and delivered and the Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Shares are not subject to any preemptive rights under the Articles of Incorporation or the Bylaws.

          3.      The Shares have been duly authorized by all corporate action on the part of the Company and, the Shares when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable.

          4.      The execution, delivery and performance of and compliance with the terms of the Agreement and the issuance of the Shares do not (a) violate any provision of the Articles of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any federal or state statute, rule, regulation, order, judgment, injunction or decree known to us (excluding federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

          5.      No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under federal or state law, rule or regulation in connection with the valid execution, delivery and performance of the Agreement, or the offer, sale or issuance of the Shares other than filings as may be required by applicable federal and state securities laws.

          6.      To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the

2

Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. To our knowledge, there is no action, suit, claim, investigation or proceeding pending, or threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, would result in a Material Adverse Effect.

          7.      The offer, issuance and sale of the Shares are exempt from the registration requirements of the Securities Act.

          8.      The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

3

SCHEDULE 2.1(c)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

The following options and rights to subscribe for securities of the Company are outstanding:

Incentive Stock Options

The Company has granted stock options a total of 1,000,000 shares of common stock to its directors and officers as follows:

Name of Option Holder	Number of Options	Exercise Price	Expiry Date

Chris Craddock	250,000	$1.10	Feb 26, 2009
William Iny	250,000	$1.10	Feb 26, 2009
Greg Yanke	250,000	$1.10	Feb 26, 2009
Vick Dusik	250,000	$1.10	Feb 26, 2009

Private Placement Financing

The Company is obligated to issue 715,000 shares of restricted common stock in its capital pursuant to a financing that it completed in November 2006. As well, in connection with the transaction, the Company is obligated to issue 71,500 shares of restricted common stock as a finder’s fee.

Share Purchase Agreement

By an agreement dated March 26, 2007, the Company has agreed to acquire all of the issued and outstanding shares in Sky Harvest Windpower Corp., a Canadian incorporated company, in consideration of the Company issuing 17,343,516 shares of restricted common stock to the shareholders of Sky Harvest Windpower Corp. Sky Harvest Windpower Corp. holds the rights to construct a wind power facility on approximately 8,500 acres of land located in southwestern Saskatchewan.

All of the above transactions have been disclosed in the Company’s current report filings with the Securities & Exchange Commission on Form 8-K.

SCHEDULE 2.1(f)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

The Company has filed the following reports with Securities & Exchange Commission late:

1.	Quarterly report on Form 10-QSB for the period ended November 30, 2006; and

2.	Quarterly report on Form 10-QSB for the period ended February 28, 2007.

With respect to both reports, the Company filed a notification of late filing with the Securities & Exchange Commission and subsequently filed the quarterly report within the extension period.

SCHEDULE 2.1(g)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(h)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10_, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

By an agreement dated March 26, 2007, the Company has agreed to acquire all of the issued and outstanding shares in Sky Harvest Windpower Corp., a Canadian incorporated company, in consideration of the Company issuing 17,343,516 shares of restricted common stock to the shareholders of Sky Harvest Windpower Corp. Sky Harvest Windpower Corp. holds the rights to construct a wind power facility on approximately 8,500 acres of land located in southwestern Saskatchewan.

SCHEDULE 2.1(i)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(j)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(k)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(l)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(m)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(n)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

The Company has not filed any tax returns since its incorporation. The Company covenants to use its best efforts to complete and file all necessary tax filings and pay any related fees, if applicable, prior to September 30, 2007. The Company represents and warrants to the Purchasers that no taxes are due and payable for all of its completed income tax years.

SCHEDULE 2.1(o)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

The Company has agreed to pay a finder’s fee equal to 10% of the financing proceeds, in cash or shares of common stock at a deemed price of $1.20 each, to Farrah Iny in consideration of her introducing the Company to Vision Capital Advisors LLC.

SCHEDULE 2.1(r)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(s)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(t)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(u)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(w)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(x)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(z)

TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007
BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE
PURCHASERS

None.

SCHEDULE 2.1(ee)

     TO THAT CERTAIN AGREEMENT MADE AS OF JULY 10, 2007 BETWEEN KEEWATIN WINDPOWER CORP. (THE “COMPANY”) AND THE

PURCHASERS

None.

CW1621806.1